AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                               PETPLANET.COM, INC.

                                       AND

                          TECHSCIENCE INDUSTRIES, INC.

                                  MAY 12, 1999






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                                TABLE OF CONTENTS


1.       Plan of Reorganization...............................................1
2.       Exchange of Shares.................................................. 1
3.       Closing..............................................................2
4.       TSCI Shares..........................................................2
5.       Tax-Free Exchange....................................................2
6.       Representations and Warranties of the PPI Shareholders...............2
7.       Representations and Warranties of PPI................................5
8.       Representations and Warranties of TSCI..............................10
9.       Covenants of PPI and the PPI Shareholders...........................17
10.      Covenants of TSCI...................................................18
11.      Conditions Precedent to Closing.....................................19
12.      Indemnification.....................................................22
13.      The PPI Shareholders' Investment Intent.............................22
14.      Conduct of TSCI's and PPI's Businesses Prior to the Closing Date....23
15.      Registration and Registration Rights................................24
16.      Access and Information..............................................26
17.      Expenses............................................................26
18.      Termination.........................................................26
19.      Effect on Termination...............................................27
20.      Meaning of Material.................................................27
21.      Amendment...........................................................27
22.      Waiver..............................................................27
23.      Broker and Investment Banking Fees..................................28
24.      Binding Effect......................................................28
25.      Entire Agreement....................................................28
26.      Governing Law.......................................................28
27.      Arbitration.........................................................28
28.      Originals...........................................................29
29.      Addresses of the Parties............................................29
30.      Notices.............................................................29
31.      Release of Information..............................................30
32.      Counterparts........................................................30

                                       i

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THIS  AGREEMENT  AND PLAN OF  REORGANIZATION,  dated  this  12th day of May (the
"Agreement"), among Techscience Industries, Inc., a corporation organized under and pursuant to the laws of the State of Delaware with principal offices at 3 Rockaway Place, Parsippany, New Jersey 07054 ("TSCI"), PetPlanet.com, Inc., a corporation organized under and pursuant to the laws of the State of California with principal offices at 438 Boynton Avenue, Suite 100, Berkeley, California 94707 ("PPI"), and the individual holders of all 10,570,000 issued and outstanding shares of PPI's common stock, no par value per share (the "PPI Shares") whose names and addresses appear on Exhibit 1 annexed hereto and made a part hereof (the "Shareholders").

                                   WITNESSETH:

         WHEREAS, TSCI desires, pursuant to this Agreement, to exchange an aggregate of 7,325,000 heretofore authorized but unissued shares of its Common Stock, $.001 par value per share (the "TSCI Shares") solely for all of the PPI Shares and the outstanding options (the "PPI Options") to purchase an aggregate of 892,527 shares of PPI's common stock, no par value per share (the "PPI Option Shares"); and

         WHEREAS, the PPI Shareholders desire, pursuant to this Agreement, to exchange all of the PPI Shares solely for 6,754,640 of the 7,325,000 TSCI Shares upon the terms and conditions hereinafter set forth and for the purpose of carrying out a tax free exchange within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, in order to carry out the foregoing intents, TSCI , the PPI Shareholders, and PPI desire to enter into and adopt this Agreement.

         NOW, THEREFORE, in consideration for the exchange of securities herein enumerated and other good and valuable consideration, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, the parties hereby agree as follows:

         1. PLAN OF REORGANIZATION. The PPI Shareholders own all of the issued and outstanding 10,570,000 PPI Shares and the holders of the PPI Options (the "PPI Optionholders") own the exclusive right to acquire all of the 892,527 PPI Option Shares. It is the express written intention of the parties that all of the PPI Shares and all of the PPI Options shall be acquired by TSCI solely in exchange for 7,325,000 TSCI Shares and share equivalents.

         2. EXCHANGE OF SHARES. By virtue of their respective execution of this Agreement, TSCI, PPI and the PPI Shareholders agree and consent that on the Closing Date (as hereinafter defined) all of the PPI Shares shall be exchanged with TSCI solely in consideration for the TSCI Shares. The TSCI Shares shall be delivered via certificates registered in the names of the PPI Shareholders on

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the basis of .63904  TSCI  Shares  for each PPI Share  owned and as set forth on
Exhibit 1. All certificates representing the PPI Shares, shall be delivered to TSCI or, if so indicated by TSCI in writing, to its transfer agent, Continental Stock Transfer and Trust Co., 2 Broadway, 19th Floor, New York, New York 10004, duly endorsed in blank with signature guaranteed or with executed stock power attached thereto with Medallion signature guaranteed by a bank or brokerage firm and in transferable form with any required documentary or transfer tax stamps affixed at PPI's sole and exclusive expense so as to make TSCI the sole owner thereof, free and clear of any and all liens, claims and encumbrances, of any nature whether accrued, absolute, contingent or otherwise.

         3. CLOSING. The closing of the exchange of the PPI Shares for the TSCI Shares (the "Closing") shall take place at 10:00 A.M. Eastern time on the first business day following the satisfaction of the conditions to closing referenced in Section 11 hereof, at the offices of Reed, Smith, Shaw & McClay, One Riverfront Plaza, Newark, New Jersey 07102 or such other time and place upon which the parties may agree. The day on which the Closing actually occurs is herein sometimes referred to as the "Closing Date". In the event the Closing does not occur on or before April 30, 1999, and unless extended by mutual consent in writing or unless such failure to close is by reason of a material breach by a party of its obligations under this Agreement, then TSCI, PPI, and the PPI Shareholders shall return all information and documentation exchanged or delivered hereunder to the party or parties furnishing the same and thereafter this Agreement shall thereafter be and be deemed to be null and void and of no further force or effect. In the event the failure to close is caused by the material breach by a party of its obligations under this Agreement, then the non-breaching party or parties may enforce its rights under this Agreement including the right to seek specific performance and/or damages as provided in
Section 19 of this Agreement.

         4. TSCI SHARES. The TSCI Shares originally issued and delivered to the PPI Shareholders at the Closing shall be the common stock of TSCI, $.001 par value per share.

         5. TAX-FREE EXCHANGE. Each party hereto intends that the transaction embodied by this Agreement shall be and shall qualify as a reorganization and a tax-free exchange under Section 368(a)(1)(B) of the Code; and in furtherance thereof, each party hereby agrees not to take any action which would impair the treatment of the exchange as a tax-free reorganization for tax purposes.

         6. REPRESENTATIONS AND WARRANTIES OF THE PPI SHAREHOLDERS. By virtue of their respective execution of this Agreement, and except for information set forth on any and all schedules or exhibits annexed to this Agreement and incorporated herein by reference (any information on one shall be deemed to be included on all), the PPI Shareholders hereby jointly and severally (except as to ss. 6(a), (b), (c) and (d), which are several, not joint representations and warranties) represent and warrant to TSCI as follows:

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                  (a) Each PPI  Shareholder  is the sole  record and  beneficial owner of the PPI Shares set forth opposite such PPI Shareholder's respective name on Exhibit 1 hereof, has the sole and undisputed power, right and authority to sell, transfer, option, pledge or hypothecate the same and owns said PPI Shares free and clear of any and all liens, suits, proceedings, claims and encumbrances of any kind, nature or description whether accrued, absolute, contingent or otherwise;

                  (b) Each PPI Shareholder has the power, right and authority to execute and perform this Agreement and the execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any provisions of law, trust or any existing agreement, indenture or other instrument to which such PPI Shareholder is a party or by which the PPI Shares owned by such PPI Shareholder may be bound or affected;.

                  (c) To the best knowledge and belief of each PPI Shareholder, the PPI Shares held by such shareholders are duly and validly issued, fully paid and non-assessable, and represent the only issued and outstanding class of voting securities of PPI;

                  (d) The information given and every representation, warranty and statement made or furnished by each individual PPI Shareholder herein is true, correct and does not contain a misstatement of a material fact or omit to state any material fact required in order to make the statements and representations, in light of the circumstances under which they were made, not misleading;

                  (e) The PPI Shareholders have no knowledge of any material fact or facts other than disclosed herein or in the exhibits or schedules annexed hereto which will adversely affect the business or financial condition of PPI or the title of TSCI to the PPI Shares to be exchanged with TSCI hereunder, and each of the PPI Shareholders agrees that they will notify TSCI of any such facts if they acquire knowledge of the same prior to the Closing Date;

                  (f) Each PPI Shareholder has read and understands both this Agreement and the nature and parameters of the transaction underlying the same; accepts and agrees to the consummation of the transaction enumerated herein; each PPI Shareholder accepts the original issuance of the TSCI Shares to such PPI Shareholder as the sole and exclusive consideration for the transfer and delivery of such PPI Shareholder's PPI Shares to TSCI.

                  (g) Neither they nor any other person, firm or entity has any right of appraisal or similar right to dissent from the transaction made the subject of this Agreement and/or to demand payment for the PPI Shares;

                  (h) Prior to the Closing Date, the PPI Shareholders will not vote for or authorize the reorganization, recapitalization, merger, consolidation, stock split or other similar corporate action on behalf of PPI except as may be required to effectuate the terms and conditions of this Agreement;

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                  (i) Prior to the Closing Date, the PPI  Shareholders  will not vote for or authorize the creation of any other class of equity or debt security of PPI;

                  (j) Prior to the Closing Date, and except for: (i) advances by PPI to fund operations or the incurring of debt to finance ongoing business activities which shall be disclosed to TSCI in writing prior to expenditure; and
(ii) the proposed investment in 7 A.M., Inc., a non-affiliated entity, the details of proposed investment shall be disclosed to TSCI in writing prior to the Closing Date (the "7 A.M. Transaction"), the PPI Shareholders will not, without the prior written consent of TSCI, cause or authorize PPI to:

                      (i) create or incur any indebtedness, whether funded or not, except unsecured current liabilities incurred in the ordinary course of business; or assume, guarantee, endorse or otherwise become responsible for the obligation of any other person, entity, firm or corporation;

                      (ii) create or incur any mortgage, lien, charge or encumbrance of any kind, nature or description with respect to any of PPI's properties or assets, except in the ordinary course of business;

                      (iii) except in connection with the 7 A.M. Transaction, make or become a party to any contract or commitment, or renew, extend, amend, terminate or modify any contract or commitment, except in the ordinary course of business;

                      (iv) make any capital expenditure or capital addition or betterment except as may be involved in ordinary repairs, maintenance and replacements and minor plant and equipment additions;

                      (v) sell or otherwise dispose of any of its assets except sales in the ordinary course of business;

                      (vi) declare or pay any dividend on, or make any other distribution upon or in respect of, or purchase, retire or redeem any shares of its capital stock;

                      (vii) except in connection with the 7 A.M. Transaction, issue or sell any additional shares of capital stock, whether or not such shares have been previously authorized for issuance, or acquire any stock of any corporation or any interest in any business enterprise;

                      (viii) except in connection with the 7 A.M. Transaction, grant any option or make any commitment relating to the authorized or issued capital stock of PPI;

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                      (ix) pay or agree to pay, conditionally or otherwise,  any pension or severance pay to any director, officer, agent or employee, or make any advances to or increase the compensation of, any officers or employees;

                      (x) except in connection with the 7 A.M. Transaction, use any PPI assets or properties, except for proper corporate purposes in the ordinary course of business;

                      (xi) make any change in PPI's Certificate of Incorporation or By-Laws; or

                      (xii)  change  any  of  PPI's   banking  or  safe  deposit
                      arrangements or open any new bank accounts or safe deposit boxes, other than in the normal course of business.

         7. REPRESENTATIONS AND WARRANTIES OF PPI . By virtue of its execution of this Agreement and except as expressly modified by the information set forth on any and all schedules or exhibits annexed to this Agreement and incorporated herein by reference, PPI hereby represents and warrants to TSCI as follows:

                  (a) The PPI Shares to be transferred to TSCI on the Closing Date will constitute all of the issued and outstanding shares of common stock of PPI as of the Closing Date. The PPI Shares will be transferred free and clear of any and all liens, claims, encumbrances, options, contracts, calls, commitments or demands of any character. The PPI Shares to be transferred to TSCI on the Closing Date will constitute the complete ownership, legal and equitable, record and beneficial, of the PPI Shares by TSCI on the Closing Date. As of the Closing Date, and except in connection with the 7 A.M. Transaction, PPI shall not own any equity interest in any other corporation, partnership, joint venture or proprietorship; and shall have on the Closing Date full corporate power and authority to carry on its business as the same shall be conducted between the date hereof and the Closing Date;

                  (b) PPI is, and at all times through and including the Closing Date, will be a corporation duly organized, validly existing and in good standing under the laws of the State of California and authorized to do business in such states in the United States where such qualification is necessary, with full power and authority to conduct its business as the same is presently being conducted;

                  (c) The execution and performance of this Agreement in the time and manner contemplated will not conflict with, result in a breach of or constitute a default under any provision of law, the Certificate of Incorporation or By-Laws of PPI or of any existing agreement, indenture or other instrument to which PPI is a party or to which any of its business or its assets may be bound or affected;

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                  (d) Except in connection with the 7 A.M.  Transaction PPI will not prior to the Closing Date, cause the original issuance of any of its authorized but unissued shares of common stock without the express written consent of TSCI;

                  (e) Other than PPI Options to purchase the 892,527 PPI Option Shares as set forth on Schedule 7(e) annexed to this Agreement, there are not, and will not be at any time prior to the Closing Date, any outstanding options, warrants, rights, contracts, calls, demands or commitments of any type, kind or character relating to the issuance of additional PPI Shares. Immediately after the Closing, pursuant to new option agreements substantially identical in form to the PPI Options, all such common stock equivalents shall be converted into the right to receive .63904 of TSCI's common stock equivalent for each one PPI common stock equivalent, up to an aggregate of 570,360 shares of TSCI common stock, in accordance with the respective terms and conditions of such option agreements.
                  (f) The capitalization of PPI , immediately prior to the Closing, will be as follows:

     Authorized                Type of Security           Issued and Outstanding
     ----------                ----------------           ----------------------

     25,000,000 Shares         Voting Common Stock,       10,570,000 Shares
                               no par value per share

     5,000,000 Shares          Preferred Stock,           None
                               no par value per share

                  (g) On the Closing Date, (i) the issued and outstanding PPI Shares will be owned beneficially or of record by those shareholders set forth on Exhibit 1 in their respective amounts, and (ii) the options to purchase the PPI Option Shares shall be held by the PPI Optionholders as set forth on
Schedule 7(e) in their respective amounts.

                  (h) All corporate action required of PPI will have been taken on or prior to the Closing Date. PPI has complied in all material respects, and at all times until the Closing Date will comply in all material respects with all applicable state, federal and local laws, regulations and ordinances. PPI has not been notified, as of the date of this Agreement, that it has failed to so comply with any such requirements;

                  (i) There is no litigation or governmental proceeding or investigation pending or, to the knowledge of PPI, threatened or in prospect against PPI, any of its officers, directors or shareholders. PPI will notify TSCI promptly of any such initiated or threatened proceedings or litigation which may arise or be instituted at any time prior to the Closing Date;

                  (j) The audited balance sheet, income statement, statement of cash flows, statement of changes in stockholders equity (deficiency) of PPI and the notes thereto as at March 31, 1998 (the "PPI Audited Financial Statements") and unaudited financial statements for the nine months ended December 31, 1998 and the notes thereto (the "PPI Unaudited Financial Statements"), attached

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

hereto as Schedule 7 (j), present the financial condition and the results of operations of PPI as of the dates thereof and were prepared in accordance with generally accepted accounting principles consistently applied. The PPI Audited and Unaudited Financial Statements are hereinafter collectively referred to as the "PPI Financial Statements". There are no material liabilities, either fixed or contingent, not reflected in the PPI Financial Statements, and the PPI Financial Statements are true and correct in all material aspects, and do not omit to state any material fact required or necessary to make such statements, in light of the circumstances in which they are made, not misleading;

                  (k) To the best knowledge and belief of PPI, since December 31, 1998 (date of latest PPI Unaudited Financial Statement) there has been no material adverse change in the financial condition of PPI nor has there been any material or substantial loss or damage to the properties or business of PPI (whether or not covered by insurance) and no event or condition of any character has occurred which materially adversely affects PPI's business;

                  (l) From the date of the PPI Unaudited Financial Statement (December 31, 1998) through and including the date of this Agreement, PPI has not incurred any liability or made any payments in excess of $5,000 other than in the regular and normal course of its business and between the date of this Agreement and the Closing Date, PPI has not transferred any property for less than a fair and adequate consideration;

                  (m) PPI has not declared or paid since the date of the PPI Unaudited Financial Statement (December 31, 1998); and will not declare or pay prior to the Closing Date, any dividends or make any distribution, directly or indirectly, to its shareholders, officers or directors, nor has it made, since the said date, nor will it make, prior to the Closing Date, any loans or advances to any shareholders, officers or directors;

                  (n) To the best knowledge and belief of PPI, any and all taxes accrued or asserted against PPI have been paid, or PPI has established adequate reserves therefor. All tax returns for PPI required to be filed have been or will be filed for all periods ending on or up to the Closing Date; no extensions of the applicable statutes of limitations have been, or will be, prior to the Closing Date, applied for by PPI. Any and all additional taxes arising from the operation of PPI for any period up to and including the Closing Date and not provided for on the books and records of PPI are and shall be the sole liability of TSCI. Copies of all applicable tax returns shall be furnished to TSCI and its counsel prior to the Closing Date;

                  (o) PPI has clear and unencumbered title to all of the assets and property owned by it as reflected in the PPI Financial Statements and PPI has no assets that are not reflected in the PPI Financial Statements;

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

                  (p) To the best knowledge and belief of PPI, PPI is not in material default under any material contract or obligation and all third parties with whom PPI has contractual arrangements are in material compliance therewith and are not in material default thereunder;

                  (q) PPI has not adopted, and, without written consent of TSCI, will not prior to the Closing Date adopt, any employment or collective bargaining agreements;

                  (r) There are no material liabilities, either fixed or contingent, not reflected in the PPI Financial Statements except that there may be contracts or obligations incurred in the usual course of business not reflected therein which, if disclosed, would not materially adversely affect the financial condition of PPI as reflected in the PPI Financial Statements;

                  (s) No representation or warranty made by PPI in this Agreement and any schedule or exhibit attached hereto and furnished or to be furnished to TSCI pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits, or will omit, to state a material fact required or necessary to make the statements and representations herein or therein made, in light of the circumstances under which they were made, not misleading;

                  (t) On the Closing Date, PPI shall have authorized, issued and outstanding the capital stock set forth in clause (f) of this Section 7; and all PPI Shares indicated as being issued and outstanding on the Closing Date shall be duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attached to the ownership thereof;

                  (u) PPI has not executed or delivered or issued any notes, bonds or mortgages and has not entered into any leases, contracts or commitments not disclosed in the PPI Financial Statements;

                  (v) Except as  disclosed in this  Agreement,  and set forth on
Schedule 7(e) annexed hereto, there are no outstanding rights to subscribe shares of stock of PPI and none will be so authorized from to the execution of this Agreement until Closing without the prior written consent of TSCI;

                  (w) To the best of PPI's knowledge no PPI shareholder has any right of appraisal or similar right to dissent from the transaction made the subject of this Agreement and/or to demand payment for its PPI Shares;

                  (x) PPI has no unpaid dividends;

                  (y) Prior to the Closing Date, PPI will not authorize a reorganization, recapitalization, merger, consolidation, stock split or take other similar corporate action except as may be required to effectuate the terms and conditions of this Agreement;

                  (z) Prior to the Closing Date, PPI will not create any other class of equity or debt security of PPI;

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

                  (aa) Prior to the Closing Date, and except for advances by TSCI to PPI to fund operations or the incurring of debt to finance ongoing business activities which shall be disclosed to TSCI in writing, and except in connection with the 7 A.M. Transaction, PPI will not, without the prior written consent of TSCI:

                      (i) create or incur any indebtedness, whether funded or not, except unsecured current liabilities incurred in the ordinary course of business; or assume, guarantee, endorse or otherwise become responsible for the obligation of any other person, entity, firm or corporation;

                      (ii) create or incur any mortgage, lien, charge or encumbrance of any kind, nature or description with respect to any of PPI 's properties or assets, except in the ordinary course of business;

                      (iii)  make  or  become  a  party  to  any   contract   or
                      commitment, or renew, extend, amend, terminate or modify any contract or commitment, except in the ordinary course of business;

                      (iv) make any capital expenditure or capital addition or betterment except as may be involved in ordinary repairs, maintenance and replacements and minor plant and equipment additions;

                      (v) sell or otherwise dispose of any of its assets except sales in the ordinary course of business;

                      (vi) declare or pay any dividend on, or make any other distribution upon or in respect of, or purchase, retire or redeem any shares of its capital stock, except as may be required by the terms thereof;

                      (vii) issue or sell any additional shares of capital stock, whether or not such shares have been previously authorized for issuance, or acquire any stock of any corporation or any interest in any business enterprise;

                      (viii) grant any option or make any commitment relating to the authorized or issued capital stock of PPI;

                      (ix) pay or agree to pay, conditionally or otherwise, any pension or severance pay to any director, officer, agent or employee, or make any advances to or increase the compensation of, any officers or employees;

                      (x) use any assets or properties except for proper corporate purposes;

                      (xi) make any change in the Certificate of Incorporation or By-Laws; and

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

                      (xii) change any of PPI 's banking or safe deposit arrangements or open any new bank accounts or safe deposit boxes, other than in the normal course of business;

                  (bb) PPI has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are required to be reflected or reserved against on its balance sheets in accordance with generally accepted accounting principles consistently applied, except for liabilities and obligations fully reflected or reserved against in the PPI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the PPI Financial Statements;

                  (cc) PPI has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing Date duly authorized by PPI 's Board of Directors and by the PPI Shareholders, and PPI shall furnish TSCI with true copies of any and all documentation evidencing such action. PPI is not subject to or obligated under any contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated by its execution and performance of this Agreement in the time and manner contemplated herein. Except as required by applicable securities laws or as set forth on Schedule 7(cc) 7(bb), no filing or registration with, or authorization, consent or approval of any public body or authority is necessary to execute or perform this Agreement and the consummation by PPI of the transactions contemplated hereby;

                  (dd) By virtue of its execution of this Agreement, PPI hereby acknowledges and accepts that it has been furnished with all information concerning the business and financial condition and corporate status of TSCI which PPI 's management deemed necessary to its decision to proceed with the transactions as described herein;

                  (ee) Other than as set forth on Schedule 7(ee) annexed hereto, PPI has not made any patent or trademark filings in the United States;

                  (ff) All of the assets and property used by PPI in the operation of its business are owned by PPI and to the extent any of such assets and property are not so owned, PPI will arrange to have such asset and/or property transferred to it prior to the Closing Date; and

                  (gg) To the best of its knowledge and belief, each of the representations and warranties of the PPI Shareholders in Section 6 of this Agreement is true and correct.

         8. REPRESENTATIONS AND WARRANTIES OF TSCI . By virtue of its execution of this Agreement and except as expressly modified by the information set forth on any and all schedules or exhibits annexed to this Agreement and incorporated herein by reference, TSCI hereby represents and warrants to PPI as follows:

                  (a) The 6,754,640 TSCI Shares to be issued and delivered to the PPI Shareholders on the Closing Date plus the issuance of up to 760,535 shares of TSCI Common Stock referenced in the last sentence of Section 8(d), will constitute 76.5% of the issued and outstanding shares of common stock of TSCI as of the Closing Date giving effect to such issuance and giving effect to the issuance contemplated by Sections 8(d) and 8(f). The TSCI Shares when issued will be duly authorized, validly issued, fully paid and non-assessable shares of common stock of TSCI. As of the Closing Date, TSCI shall not own any equity interest in any other corporation, partnership, joint venture or proprietorship; and shall have on the Closing Date full corporate power and authority to carry on its business as the same shall be conducted between the date hereof and the Closing Date;

                  (b) TSCI is, and at all times through and including the Closing Date, will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to do business in such states in the United States where such qualification is necessary, with full power and authority to conduct its business as the same is presently being conducted;

                  (c) The execution and performance of this Agreement by TSCI in the time and manner contemplated will not conflict with, result in a breach of or constitute a default under any provision of law, the Certificate of Incorporation or By-Laws of TSCI or of any existing agreement, indenture or other instrument to which TSCI is a party or to which any of its businesses or the assets may be bound or affected;

                  (d)  Except  for (i) an  option to  convert  an  aggregate  of
$50,000 of principal due from PPI pursuant to the March 4, 1999 10% Secured Convertible Promissory Note payable to TSCI by PPI into an aggregate of 100,000 shares of TSCI's common stock, $.01 par value per share; and (ii) promissory notes convertible into an aggregate of 400,000 shares of TSCI's common stock, $.01 par value per share, there are not, and will not be at any time prior to the Closing Date, any outstanding options, warrants, rights, contracts, calls, demands or commitments of any type, kind or character relating to the issuance of additional TSCI Shares. Immediately after the Closing, the foregoing 500,000 common stock equivalents and the 570,360 common stock equivalents in exchange for the common stock equivalents referenced on Schedule 7(e) will be outstanding.

                  (e) On the date of this Agreement, there are 1,600,000 shares of TSCI's common stock issued and outstanding. Assuming that: (i) only 250,000 of the maximum of 375,000 shares comprising the second of two private offerings under Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") comprising the 1999 Financings (as that term is hereinafter defined) are sold; and (ii) the 500,000 common stock equivalents referenced in the first sentence of Section 8(d) are converted, the capitalization of TSCI, at Closing, will be as follows:

      Authorized                           Issued and Outstanding
      ----------                           ----------------------

20,000,000 shares of Common                2,350,000 shares of Common Stock
Stock, $.001 par value per share           $.001 par value per share

1,000,000 shares of Preferred              No shares of Preferred Stock
Stock, $.001 par value per share           $.001 par value per share

                  (f) Prior to the Closing Date, and except for (i) the original issuance of up to 375,000 shares of TSCI's common stock to be issued in connection with the private offering made pursuant to Rule 506 of Regulation D under the Securities Act and referenced in Section 8(e)(i) above; and (ii) the original issuance of up to 400,000 shares of TSCI common stock to be issued upon the conversion of convertible promissory notes referenced in Section 8(d)(ii) above, TSCI will not cause the original issuance of any of its authorized but unissued shares of common stock without the express written consent of PPI;

                  (g) On the Closing Date, the issued and outstanding TSCI Shares will be owned of record by not less than 500 shareholders;

                  (h) All corporate action required of TSCI will have been taken prior to the Closing Date. TSCI has complied in all material respects, and at all times until the Closing Date will comply in all material respects with all applicable state, federal and local laws, regulations and ordinances. TSCI has not been notified, as of the date of this Agreement, that it has failed to so comply with any such requirements;

                  (i) There is no litigation or governmental proceeding or investigation pending or, to the knowledge of TSCI, threatened or in prospect against TSCI, any of its officers, directors or shareholders or their properties or relating to its capital stock. TSCI will notify PPI promptly of any such initiated or threatened proceedings or litigation which may arise or be instituted at any time prior to the Closing Date;

                  (j) The audited balance sheet audited balance sheet, statement of cash flows, statement of changes in stockholders equity (deficiency) of TSCI and the notes thereto for the fiscal years ended December 31, 1997 and December 31, 1998 (the "TSCI Audited Financial Statements") and unaudited financial statements for the three months ending March 31, 1999 (the "TSCI Unaudited Financial Statements") and the notes thereto, attached hereto as Schedule 8(j), shall present the financial condition and the results of operations of TSCI as of the dates thereof and shall be prepared in accordance with generally accepted accounting principles consistently applied. The TSCI Audited and Unaudited Financial Statements are hereinafter collectively referred to as the TSCI Financial Statements". There are no material liabilities, either fixed or contingent, not reflected in the TSCI Financial Statements, and the TSCI Financial Statements are true and correct in all material aspects, and do not omit to state any material fact required or necessary to make such statements, in light of the circumstances in which they are made, not misleading;

                  (k) To the best knowledge and belief of TSCI, since December 31, 1998 (date of latest TSCI Audited Financial Statement) there has been no material adverse change in the financial condition of TSCI nor has there been any material or substantial loss or damage to the properties or business of TSCI (whether or not covered by insurance) and no event or condition of any character has occurred which adversely affects TSCI's business;

                  (l) From the date of the latest Audited Financial Statement (December 31, 1998) through and including the date of this Agreement and subsequent Closing Date, and except for the two private offerings under Rule 506 of Regulation D under the Securities Act and the $150,000 Bridge Loan to PPI (collectively the "1999 Financing"), TSCI has not and will not incur any liability or made any payments other than in the regular and normal course of its business and between the date of this Agreement and the Closing Date, TSCI has not transferred any property for less than a fair and adequate consideration;

                  (m) As of the time of Closing, TSCI shall not have declared or paid since the date of the latest Audited Financial Statement (December 31, 1998); and will not declare or pay prior to the Closing Date, any dividends or make any distribution, directly or indirectly, to its shareholders, officers or directors, nor has it made, since the said date, nor will it make, prior to the Closing Date, any loans or advances to any shareholders, officers or directors;

                  (n) To the best knowledge and belief of TSCI, any and all taxes accrued or asserted against TSCI have been paid, or TSCI has established adequate reserves therefor. All tax returns for TSCI required to be filed have been or will be filed for all periods ending on or up to the Closing Date; no extensions of the applicable statutes of limitations have been, or will be, prior to the Closing Date, applied for by TSCI. Any and all additional taxes arising from the operation of TSCI for any period up to and including the Closing Date and not provided for on the books and records of TSCI are and shall be the sole liability of TSCI. Copies of all applicable tax returns shall be furnished to PPI and its counsel prior to the Closing Date;

                  (o) TSCI has clear and unencumbered title to all of the assets and property owned by it as shall be reflected in the TSCI Financial Statements and TSCI shall have no assets that are not reflected in the TSCI Financial Statements;

                  (p) To the best knowledge and belief of TSCI, TSCI is not in material default under any material contract or obligation and all third parties with whom TSCI has contractual arrangements are in material compliance therewith and are not in material default thereunder;

                  (q) TSCI has not adopted, and, without written consent of PPI, will not prior to the Closing Date adopt, any employment or collective bargaining agreements;

                  (r) There are no material liabilities, either fixed or contingent, not reflected in the TSCI Financial Statements except that there may be contracts or obligations incurred in the usual course of business not reflected therein which, if disclosed, would not materially adversely affect the financial condition of TSCI as reflected in the TSCI Financial Statements;

                  (s) No representation or warranty made by TSCI in this Agreement and any schedule or exhibit attached hereto and furnished or to be furnished to PPI pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits, or will omit, to state a material fact required or necessary to make the statements and representations herein or therein made, in light of the circumstances under which they were made, not misleading;

                  (t) On the Closing Date, TSCI shall have authorized, issued and outstanding the securities set forth in clause (e) of this Section 8; and all TSCI Shares indicated as being issued and outstanding on the Closing Date shall be duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attached to the ownership thereof;

                  (u) Except for the 1999 Financing, TSCI has not executed or delivered or issued any notes, bonds or mortgages and has not entered into any leases, contracts or commitments not disclosed in the TSCI Financial Statements;

                  (v) Except as provided in Section 8(d) there are no outstanding rights to subscribe shares of stock of TSCI and none will be so authorized subsequent to the execution of this Agreement without the prior written consent of PPI;

                  (w) No TSCI shareholder has any right of appraisal or similar right to dissent from the transaction made the subject of this Agreement and/or to demand payment for its TSCI Shares;

                  (x) TSCI has no unpaid dividends;

                  (y) Prior to the Closing Date, TSCI will not authorize a reorganization, recapitalization, merger, consolidation, stock split or take other similar corporate action except as may be required to effectuate the terms and conditions of this Agreement;

                  (z) Prior to the Closing Date, TSCI will not create any other class of equity or debt security of TSCI;

                  (aa) Prior to the Closing Date, and except for the 1999 Financing and advances by investors to fund operations or the incurring of debt to finance ongoing business activities which shall be disclosed to PPI in writing, TSCI will not, without the prior written consent of PPI:

                      (i) create or incur any indebtedness, whether funded or not, except unsecured current liabilities incurred in the ordinary course of business; or assume, guarantee, endorse or otherwise become responsible for the obligation of any other person, entity, firm or corporation;

                      (ii) create or incur any mortgage, lien, charge or encumbrance of any kind, nature or description with respect to any of TSCI 's properties or assets, except in the ordinary course of business;

                      (iii)  make  or  become  a  party  to  any   contract   or
                      commitment, or renew, extend, amend, terminate or modify any contract or commitment, except in the ordinary course of business;

                      (iv) make any capital expenditure or capital addition or betterment except as may be involved in ordinary repairs, maintenance and replacements and minor plant and equipment additions;

                      (v) sell or otherwise dispose of any of its assets except sales in the ordinary course of business;

                      (vi) declare or pay any dividend on, or make any other distribution upon or in respect of, or purchase, retire or redeem any shares of its capital stock, except as may be required by the terms thereof;

                      (vii) issue or sell any additional shares of capital stock, whether or not such shares have been previously authorized for issuance, or acquire any stock of any corporation or any interest in any business enterprise;

                      (viii) grant any option or make any commitment relating to the authorized or issued capital stock of TSCI;

                      (ix) pay or agree to pay, conditionally or otherwise, any pension or severance pay to any director, officer, agent or employee, or make any advances to or increase the compensation of, any officers or employees;

                      (x) use any assets or properties except for proper corporate purposes;

                      (xiii) make any change in the Certificate of Incorporation or By-Laws; and

                      (xi) change any of TSCI 's banking or safe deposit arrangements or open any new bank accounts or safe deposit boxes, other than in the normal course of business;

                  (bb) TSCI has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are required to be reflected or reserved against on its balance sheets in accordance with generally accepted accounting principles consistently applied, except for liabilities and obligations which shall be fully reflected or reserved against in the TSCI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the TSCI Financial Statements;

                  (cc) TSCI has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing Date duly authorized by TSCI's Board of Directors and shareholders in accordance with Delaware law, and TSCI shall furnish PPI with true copies of any and all documentation evidencing such action. TSCI is not subject to or obligated under any contract provision or any license, franchise or permit or subject to any order or decree, which would be breached or violated by its execution and performance of this Agreement in the time and manner contemplated herein. Except as required by applicable securities laws or as set forth on Schedule 8(cc), no filing or registration with, or authorization, consent or approval of any public body or authority is necessary to execute or perform this Agreement and the consummation by TSCI of the transactions contemplated hereby;

                  (dd) By virtue of its execution of this Agreement, TSCI hereby acknowledges and accepts that it has been furnished with all information concerning the business and financial condition and corporate status of PPI which TSCI 's management deemed necessary to its decision to proceed with the transactions as described herein;

                  (ee) TSCI has not made any patent or trademark filings in the United States;

                  (ff) All of the assets and property used by TSCI in the operation of its business are owned by TSCI and to the extent any of such assets and property are not so owned, TSCI will arrange to have such asset and/or property transferred to it prior to the Closing Date;

                  (gg) On or prior to the Closing Date, TSCI shall have prepared and filed with the Securities and Exchange Commission (the "SEC"), all reports and filings required to be filed by a company having a reporting obligation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and such reports and filings shall be true and accurate and prepared in material compliance with the applicable disclosure provisions of the 1934 Act covering the periods included in the TSCI Financial Statements (hereinafter collectively referred to as the "Periodic Reports");

                  (hh) Immediately prior to the Closing, TSCI will have a positive tangible net worth of at least $975,000 as determined in accordance with generally accepted accounting principles, giving PRO FORMA effect to1999 Financings;

                  (ii) On the Closing Date, each executive officer and director of TSCI shall resign seriatim with such vacancies filled by the nominees of PPI; and

                  (jj) Each of the representations in this Section 8 shall be true and correct at the Closing Date and shall survive the Closing for a period of six months.

         9. COVENANTS OF PPI AND THE PPI SHAREHOLDERS. By virtue of its and their respective execution of this Agreement, PPI, and the PPI Shareholders hereby jointly and severally covenant and agree with TSCI as follows:

                  (a) On the Closing Date, each PPI Shareholder will deliver an executed investment/lock up letter to TSCI in the form annexed hereto as
Schedule 9(a) (the "PPI Investment Letter");

                  (b) PPI agrees and covenants to execute the certificates identified in Section 11(a)(ii),(iii), (iv) and (x) below;

                  (c) On the Closing Date, PPI will furnish TSCI with an opinion of securities counsel to PPI to the effect that the PPI Shares are duly and validly issued, fully paid and non-assessable;

                  (d) At all times prior to the Closing Date, TSCI through its duly authorized representatives, may inspect, copy and reproduce any tax returns, accounting and other records of PPI relating to its property, assets or business. PPI will afford to the officers and authorized representatives of TSCI access to the properties, books and records of PPI and will furnish such information as TSCI and its counsel may from time to time reasonably request;

                  (e) If requested by TSCI, PPI will deliver to TSCI an accurate and complete list and brief description of all policies of fire, liability, errors and omissions and other insurance carried by PPI as of the date of this Agreement. PPI will take all steps necessary to keep such policies in full force and effect through the Closing Date and will inform TSCI of any changes in coverage or additional policies prior to the entering into such policies;

                  (f) Copies of PPI's Certificate of Incorporation, all amendments thereto, By-Laws, and all minutes of PPI are contained in the minute books which will be furnished to TSCI and its counsel prior to the Closing Date; and all additional minutes and other corporate documents of PPI adopted or executed subsequent to this Agreement, but prior to the Closing Date (none of which will diminish or dilute the rights of TSCI hereunder), will be furnished to TSCI and its counsel prior to the Closing Date;

                  (g) As soon as practicable following the execution of this Agreement, but no later than five (5) business days prior to the Closing Date, PPI will provide TSCI with the PPI Audited and Unaudited Financial Statements;

                  (h) All of the representations, warranties of PPI, and the PPI Shareholders made in this Agreement shall survive the Closing Date for a period of six months;

                  (i) As soon as practicable following the execution of this Agreement, but no later than five (5) business days prior to the Closing Date, PPI will furnish to TSCI copies of proposed forms of employment agreement with such executive officers of PPI as TSCI shall have designated to PPI in writing as soon as practicable following the execution of this Agreement (the "PPI Employment Agreements"). The terms of such PPI Employment Agreements shall be satisfactory to TSCI. Any and all such PPI Employment Agreements shall be duly executed on the Closing Date; and

                  (j) No later than twenty (20) business days prior to the Closing Date, PPI shall have taken such corporate action as shall be necessary to comply with the requirements of the California Business Corporation Act and to cause its shareholders to authorize the transaction referenced in this Agreement.

         10. COVENANTS OF TSCI. By virtue of its execution of this Agreement, TSCI hereby covenants and agrees with PPI and the PPI Shareholders as follows:

                  (a) TSCI agrees and covenants to deliver at Closing all certificates and related documents identified in Section 11(b);

                  (b) On the Closing Date, TSCI will furnish PPI with an opinion of securities counsel to the effect that the TSCI Shares are duly and validly issued, fully paid and non-assessable;

                  (c) At all times prior to the Closing Date, PPI and/or the PPI Shareholders through its or their duly authorized representatives, may inspect, copy and reproduce any tax returns, accounting and other records of TSCI relating to its property, assets or business. TSCI will afford to the officers and authorized representatives of PPI and/or the PPI Shareholders access to the properties, books and records of TSCI and will furnish such information as PPI and/or the PPI Shareholders and its or their counsel may from time to time reasonably request;

                  (d) Copies of TSCI's Certificate of Incorporation, all amendments thereto, By-Laws, and all minutes of TSCI are contained in the minute books which will be furnished to PPI and the PPI Shareholders and its or their counsel prior to the Closing Date; and all additional minutes and other corporate documents of TSCI adopted or executed subsequent to this Agreement, but prior to the Closing Date (none of which will diminish or dilute the rights of PPI, the PPI Optionholders and the PPI Shareholders hereunder), will be furnished to PPI, and the PPI Shareholders and its or their counsel prior to the Closing Date;

                  (e) As soon as practicable following the execution of this Agreement, but no later than ten (10) days prior to the Closing Date, TSCI will provide PPI, and the PPI Shareholders with the TSCI Audited and Unaudited Financial Statements;

                  (f) All of the representations, warranties and covenants of TSCI made in this Agreement shall survive the Closing Date for a period of twelve months;

                  (g) No later than twenty (20) business days prior to the Closing Date, TSCI shall have taken such corporate action as shall be necessary to comply with the requirements of the Delaware General Corporation Law and to cause its shareholders to authorize the transaction referenced in this Agreement and furnish evidence of such shareholder approval reasonably satisfactory to PPI's counsel; and

                  (h) On the Closing Date, TSCI will have filed all of the Periodic Reports; and

                  (i) On the Closing Date, TSCI's escrow account held by Lester Yudenfriend, Esq. will have at least $975,000 of available funds.

         11.      CONDITIONS PRECEDENT TO CLOSING.

                  (a) All of the obligations of TSCI under and pursuant to this Agreement are and shall be subject to the representations and warranties of PPI and the PPI Shareholders being true and correct in all material respects on the Closing Date except for such representation and warranties that are expressly given as of a specific date or as of the date hereof and the delivery to TSCI, prior to or on the Closing Date of each of the following:

                      (i) a certificate or certificates representing all of the PPI Shares in proper transferable form, endorsed in blank, with signatures guaranteed and with all necessary documentary transfer tax stamps affixed;

                      (ii) a certificate signed by the President and Secretary of PPI, dated the Closing Date, to effect that all of the representations and warranties of PPI set forth in Section 7 hereof, and elsewhere in this Agreement are true and correct in all material respects except for such representations and warranties that are expressly given as of a specific date or as of the date hereof;

                      (iii) a certified copy of the resolution of PPI's Board of
                      Directors   authorizing   the   execution,   delivery  and
                      performance of this Agreement;

                      (iv) a certificate signed by PPI, dated the Closing Date, to the effect its representations and warranties of the PPI Shareholders set forth in Section 6 and elsewhere in the Agreement are, to the best of PPI's knowledge and belief, true and correct except for such representations and warranties that are expressly given as of a specific date or as of the date hereof;

                      (v) the PPI Audited Financial Statements containing an opinion of Wiss & Company, LLP, PPI's independent certified public accountants, together with the PPI
                      Unaudited Financial Statements (which shall contain no material change in the financial condition of PPI since the date of the last PPI 's Audited Financial Statement (March 31, 1998) other than expenditures authorized by this Agreement, and reviewed by such firm);

                      (vi) a Certificate of Good Standing of PPI from the appropriate authority in the State of California dated within ten (10) days of the Closing Date;

                      (vii) a certificate from the appropriate authority in the State of California dated within ten (10) days of the Closing Date evidencing payment by PPI of all outstanding taxes due to the State of California;

                      (viii) an executed copy of the PPI Investment Letters from each holder of the PPI Shares;

                      (ix) an opinion of corporate and securities counsel to PPI that the PPI Shares are duly and validly issued, fully paid and non-assessable;

                      (x) a certificate of the President and Corporate Secretary of PPI certifying that, effective as of the Closing, all other covenants of PPI to be satisfied on or before the Closing, as contained in Section 10 above have been satisfied;

                      (xi)  duly   executed   copies   of  the  PPI   Employment
                      Agreements;

                      (xii) the repayment by PPI of any and all bridge loans theretofore made by TSCI; and

                      (xiii) that each of the representations of the PPI Shareholders in Section 6 shall be true and correct at the Closing Date.

                  (b) All of the obligations of PPI and the PPI Shareholders under and pursuant to this Agreement are and shall be subject to the representations and warranties of TSCI being true and correct at the Closing Date except for such representations and warranties that are expressly given as of a specific date or as of the date hereof and the fulfillment prior to or on the Closing Date of each of the following:

                      (i) certificates for the TSCI Stock in such names and in such denominations as PPI shall have indicated to TSCI in writing at least ten days prior to the Closing Date;

                      (ii) a certificate signed by the President and Secretary of TSCI, dated the Closing Date, to effect that all of the representations and warranties of TSCI set forth in
                      Section 8 hereof, and elsewhere in this Agreement are true and correct in all material respects except for such representations and warranties that are expressly given as of a specific date or as of the date hereof;

                      (iii) a certified copy of the resolution of TSCI's Board of Directors authorizing the execution, delivery and performance of this Agreement;

                      (iv) the TSCI Audited Financial Statements containing an opinion of Wiss & Company, LLP, TSCI's independent certified public accountants, together with the TSCI Unaudited Financial Statements (which shall contain no material change in the financial condition of TSCI since the date of the last TSCI's Audited Financial Statement (December 31, 1998) other than expenditures authorized by this Agreement, and reviewed by such firm;

                      (v) a Certificate of Good Standing of TSCI from the appropriate authority in the State of Delaware dated within ten (10) days of the Closing Date;

                      (vi) a certificate from the appropriate authority in the State of Delaware dated within ten (10) days of the Closing Date evidencing payment by TSCI of all outstanding taxes due to the State of Delaware;

                      (vii) an opinion of corporate and securities counsel to TSCI that the TSCI Shares are duly and validly issued, fully paid and non-assessable; and

                      (viii) a certificate of the President and Corporate Secretary of TSCI certifying that, effective as of the Closing, all other covenants of TSCI to be satisfied on or before the Closing, as contained in Section 10 above have been satisfied;

                      (ix) TSCI having a tangible net worth of no less than $975,000 GIVING PRO FORMA effect to the 1999 Financings, as evidenced by an unaudited PRO FORMA balance sheet prepared by Wiss & Co., LLP;

                      (x) Evidence, as of the Closing Date, of no less than $975,000 of available funds in TSCI's escrow account held by Lester Yudenfriend, Esq.; and

                      (xi) Evidence of TSCI having filed all required Periodic Reports.

         12.      INDEMNIFICATION.

                  (a) PPI and the PPI Shareholders hereby jointly and severely agree to hold TSCI harmless from any and all loss, cost, expense, liability or damage, including reasonable attorney's fees, resulting from any inaccurate representation made by either PPI or the PPI Shareholders, breach of any warranty herein made and breach or default in PPI or the PPI Shareholders performance of any of the covenants which PPI and the PPI Shareholders are to perform hereunder; provided, however, no claim may be made under this Agreement for breach of warranty or covenant, or seek any indemnification with regard thereto until such time as there has been an aggregate of Ten Thousand Dollars ($10,000) damages incurred by TSCI. All claims made hereunder must be made within eighteen (18) months of the Closing hereunder or they shall be deemed waived.

                  (b) TSCI hereby agrees to hold PPI and the PPI Shareholders harmless from any and all loss, cost, expense, liability or damage, including reasonable attorney's fees, resulting from any inaccurate representation made by TSCI, breach of any warranty herein made and breach or default in TSCI's performance of any of the covenants which it is to perform hereunder; provided, however, no claim may be made under this Agreement for breach of warranty or covenant, or seek any indemnification with regard thereto until such time as there has been an aggregate of Ten Thousand Dollars ($10,000) damages incurred by PPI and the PPI Shareholders. All claims made hereunder must be made within eighteen (18) months of the Closing hereunder or they shall be deemed waived.

         13. THE PPI SHAREHOLDERS' INVESTMENT INTENT. The PPI Shareholders have been advised, and by the execution of this Agreement, hereby agree, accept and acknowledge:

                  (a) That none of the TSCI Shares to be delivered hereunder shall have been registered under the Securities Act or under state securities law, and that both TSCI and its present management are relying upon an exemption from registration based upon the investment and other representations of PPI and the PPI Shareholders. In this regard, PPI and the PPI Shareholders hereby represent, covenant and warrant that:

                      (i) the PPI Shareholders are acquiring the TSCI Shares issuable hereunder for investment purposes and without any view to the transfer or resale thereof and that such shares shall not be sold, transferred, assigned, pledged or hypothecated in any violation of the Securities Act, or the applicable securities laws of any state;

                      (ii) the PPI Shareholders have no present reason to anticipate any change in their circumstances or any other particular occasion or event which would cause them to sell the TSCI Shares, subject, however, to the disposition of such property at all time being within their exclusive control;

                      (iii) In addition to the lock-up legend enumerated in the Investment Letter, the certificates representing all of the TSCI Shares to be delivered pursuant to this Agreement, shall bear a restrictive legend in substantially the following form:

                      "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). They may not be sold, assigned or transferred in the absence of an effective registration statement for the Shares under the said Securities Act, receipt of a 'no action' letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Corporation that registration is not required under said Securities Act."

                      (iv) The TSCI Shares will bear a lock-up legend in the form set forth in the Investment Letter for no less than thirteen (13) months, unless such lock-up legend is removed prior thereto, as provided for in the Investment Letter.

                      (v) The Company shall place stop transfer orders with its transfer agent against the transfer of the TSCI Shares in the absence of registration under the Securities Act or an exemption therefrom.

         14.      CONDUCT OF TSCI'S AND PPI'S  BUSINESSES  PRIOR TO THE  CLOSING
                  DATE.

         From the date hereof and prior to the Closing Date, unless the other party hereto shall otherwise agree in writing:

                  (a) The business of TSCI and PPI shall be conducted only in the ordinary and usual course and there shall be no material adverse changes in the nature and extent of its respective properties, the conduct of its respective operations except in connection with the 7 A.M. Transaction.

                  (b) Neither TSCI nor PPI shall encumber by lien, encumbrance, security interest or otherwise any of its respective assets or properties or authorize the reorganization, recapitalization, merger, consolidation or other similar action on behalf of TSCI or PPI except any that may be permitted by or required to effectuate the terms and conditions of this Agreement or as otherwise mutually agreed upon in writing; except in connection with the 7 A.M. Transaction.

                  (c) Except as permitted by this Agreement, neither TSCI nor PPI shall dispose of any material amount of assets other than in the ordinary course of business; incur a material amount of additional indebtedness or other material liabilities, other than liabilities for borrowed money or except in connection with the 7 A.M. Transaction enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Neither TSCI nor PPI shall enter into any employment or similar contract with any shareholder or employee or make any changes in its respective management or executive assignments or compensation, except for changes in its management or executive assignments or compensation which occur in the ordinary course of business or as otherwise permitted by this Agreement; and

                  (e) TSCI and PPI shall use their respective best efforts to preserve intact its business organization, to keep available the services of its present key employees, and to preserve the good will of those having business relationships with them.

         15. REGISTRATION AND REGISTRATION RIGHTS. The following provisions shall be applicable:

                  (a) REGISTRATION. Within 12 months from the Closing Date, PPI hereby covenants and agrees to utilize its bests efforts to prepare and file a registration statement (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

                  (b) PIGGY BACK REGISTRATION RIGHTS. If at any time during the two year period following the date of this Agreement, PPI proposes to register for sale in any offering, whether to the public or otherwise, of any equity or debt securities pursuant to a Registration Statement with the SEC under the Securities Act, and/or under any state statute, it will at such time give written notice of its intention to do so (the "Registration Notice") to the registered holders of up to 375,000 shares of TSCI common stock issued pursuant to Rule 506 of Regulation D referenced in Section 8(l) of this Agreement (the "506 Holders") offered at a price of $4.00 to "Accredited Investors" in TSCI's February 1999 private offering under and pursuant to Rule 506 of Regulation D under the Securities Act (the "506 Shares") at their address appearing on the books and records of PPI's transfer agent. TSCI's obligation to furnish the Registration Notice to the 506 Holders shall arise within three days from PPI's execution of a written letter of intent with any broker-dealer registered with the National Association of Securities Dealers, Inc. or of PPI's engagement of securities counsel to prepare a Registration Statement for filing with the SEC, whichever shall sooner occur. Within 15 days after the receipt of the Registration Notice, any 506 Holder may request the inclusion of such 506 Holder's 506 Shares in any Registration Statement which PPI intends to file with the SEC (the "Covered Share Notice"). The Covered Share Notice shall: (i) specify the number of 506 Shares intended to be offered and sold by the 506 Holder (the "Covered Shares"); (ii) express the 506 Holder's present intent to offer such Covered Shares for distribution; and (iii) undertake to provide all such information and materials and to take all such action as may be required in order to permit PPI to comply with all applicable requirements of the SEC and/or applicable state regulatory body, as the case may be, and to obtain acceleration of the effective date of the Registration Statement therefor. Upon receipt of the Covered Share Notice, PPI shall use its best efforts to cause the offering of the Covered Shares so specified in the Covered Share Notice to be registered under the Act as soon as reasonably practicable (but in any event not later than 75 days from the date of the Covered Share Notice) so as to permit the sale or other distribution by the 506 Holder of the Covered Shares specified in the Covered Share Notice; PROVIDED, HOWEVER, if the offering to which the proposed Registration Statement relates is to be distributed by or through an underwriter approved by PPI, the 506 Holder may, at such 506 Holder's option, agree to sell the 506 Holder's Covered Shares through such underwriter on the same terms and conditions as the underwriter agrees to sell the other securities proposed to be registered, and PROVIDED FURTHER, that, if such underwriter determines that the inclusion of all such Covered Shares for which registration is requested would have an adverse effect on the offering and furnishes PPI written notice to that effect (the "Adverse Notice"), the 506 Holders shall, upon being furnished with a copy of the Adverse Notice, be entitled hereunder to participate in the underwriting and register the Covered Shares only on a pro rata basis with the shares otherwise being offered. If the 506 Holder opts not to sell 506 Holder's Covered Shares through such underwriter, the 506 Holder may use the Registration Statement for such underwriting to register such Covered Shares under the Act within 60 days after such Registration Statement becomes effective.

                  (c) REGISTRATION EXPENSES. PPI shall bear the costs and expenses incurred in connection with the registration of the sale or other distribution of the Covered Shares pursuant to the terms of this Agreement (except that the 506 Holder shall pay any underwriting fees, discounts or commissions attributable to sales of Covered Shares by the 506 Holder and any "out of pocket" expenses of the 506 Holder, including the 506 Holder's counsel's fees and expenses). The costs and expenses payable by PPI shall include, without limitation, (i) all filing fees with the SEC and the NASD; (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares); (iii) printing expenses; (iv) the fees and expenses incurred in connection with the listing of the Covered Shares; and (v) fees and expenses of counsel and independent certified public accountants for PPI (including the expenses of any comfort letters).

                  (d) PUBLIC OFFERING INDEMNITIES. In the event of any registered offering of the Covered Shares, pursuant to Section 15 hereof, the 506 Holders will provide standard Unites States indemnification to any underwriter against losses, damages, claims or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the prospectus included therein, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, made by the 506 Holders.

         16. ACCESS AND INFORMATION. Each party hereto shall afford to other party's accountants, counsel and other duly authorized representatives access, during normal business hours and on reasonable advance notice, during the period after execution of this Agreement and prior to the Closing Date, the right to make copies of all properties, books, contracts, commitments and records (including but not limited to tax returns). In addition, each party shall furnish promptly to the other party: (i) a copy of each report, schedule and other document file received by it pursuant to the requirements of Federal or state securities laws; (ii) a copy of any summons, complaint, petition, notice of hearing or notice of the commencement of any governmental or administrative investigation; and (iii) all other information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 16 shall affect any representations or warranties or the conditions to the obligations of the parties to consummate a transaction referenced herein. In the event of a termination of this Agreement whether in accordance with the provisions of Section18 or otherwise, each party shall return to the party furnishing information all documents, work papers and other material obtained by or on its behalf as a result of this Agreement or in connection herewith whether obtained before or after the execution hereof, and the party receiving such information from the party furnishing same shall hold such information in confidence until such time as such information is otherwise publicly available. Notwithstanding the foregoing and until the Closing Date, PPI shall be under no obligation to disclose to TSCI and TSCI shall be under no obligation to disclose to PPI any proprietary or secret or confidential information concerning its respective operations.

         17. EXPENSES. Regardless of whether or not the transaction contemplated herein is consummated, each party shall promptly pay, shall be responsible for, and account for on its respective financial statements all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         18. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (i) by mutual consent of the Boards of Directors of both TSCI and PPI ; (ii) by failure to close as provided in Section 3; or (iii) as a result of the occurrence, prior to the Closing Date, of any of the following events with respect to or by either PPI or TSCI: (aa) The making of a general assignment for the benefit of creditors; (bb) The filing of any petition or the commencement of any proceeding by or against either corporation for any relief under any bankruptcy, or insolvency laws or any laws related to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions; (cc) The appointment of a receiver of or the issuance of making of a writ or order of attachment or garnishment against, a majority of the property or assets of either corporation ; (dd) The filing of a tax lien or warrant or judgment against either corporation in favor of the United States of America or in favor of any state in an amount in excess of Twenty Five Thousand ($25,000) Dollars where said lien or judgment is not satisfied and discharged within thirty (30) days from the date of such filing; or (ee) A judgment is rendered against either corporation on an uninsured claim of $50,000 or more and either corporation fails to commence an appeal of such judgment within the applicable appeal period.

         19. EFFECT ON TERMINATION. In the event of termination of this Agreement as provided in Section 18, this Agreement shall forthwith become null and void and there shall be no further liability on the part of TSCI or PPI or its respective officers or directors. Termination of this Agreement by either TSCI or PPI as a result of the breach of the terms and conditions hereof by the other shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

         20. MEANING OF MATERIAL. As used herein, the term "material" shall be construed in its generally accepted United States Federal securities law context.

         21. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         22. WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken by its respective Boards of Directors and accepted in writing by the other parties, may: (i) extend the time for the performance of any party; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party and accepted in writing by the other parties. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any of provision, term, condition, warranty, representation or guaranty contained herein.

         23. BROKER AND INVESTMENT BANKING FEES. TSCI and PPI represent and warrant that except for Raymond Skiptunis, they have not engaged the services of any broker, finder, or other person of similar kind who might be due compensation as a result of the transactions contemplated herein. TSCI, PPI, and the PPI Shareholders agree to hold and indemnify each other harmless from and against claims by any third party due compensation as a broker, finder, or other person of similar kind who might be due compensation as a result of the transactions contemplated herein.

         24. BINDING EFFECT. All of the terms and provisions of the Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors. This Agreement shall not be assignable under any circumstances.

         25. ENTIRE AGREEMENT. Each of the parties hereto, covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement and that there exists no oral agreement or understanding express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, impaired or affected.

         26. GOVERNING LAW. This Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of New Jersey, irrespective of the place of domicile or residence of any party.

         27. ARBITRATION. The parties agree that in the event of a controversy arising out of the interpretation, construction, performance or breach of the Agreement, any and all claims arising out of or relating to this Agreement shall be settled by arbitration according to the Commercial Arbitration Rules of the American Arbitration Association located in New York City before a single arbitrator, except as provided below. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The parties hereby agree and consent that service of process by mail in any such arbitration proceeding outside the City of New York shall be tantamount to service in person within New York, New York and shall confer personal jurisdiction on the American Arbitration Association. In any dispute where a party seeks Fifty Thousand Dollars ($50,000.00) or more in damages, three (3) arbitrators will be employed. In resolving all disputes between the parties, the arbitrators will apply the law of the State of New York, except as may be modified by this Agreement. The arbitrators are, by this Agreement, directed to conduct the arbitration hearing no later than three (3) months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened. The arbitrators will resolve any discovery disputes by such prehearing conferences as may be needed. All parties agree that the arbitrators and any counsel of record to the proceeding will have the power of subpoena process as provided by law. Notwithstanding the foregoing, if a dispute arises out of or related to this Agreement, or the breach thereof, before resorting to arbitration the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association.

         28. ORIGINALS. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

         29. ADDRESSES OF THE PARTIES. Each party shall at all times keep the other party informed of its principal place of business if different from that stated herein, and promptly notify the other of any change, giving the address of the new principal place of business.

         30. NOTICES. Any notice required or contemplated by this Agreement shall be deemed sufficiently given when delivered in person, transmitted by facsimile (if followed by a copy by mail within three (3) business days) or sent by registered or certified mail or priority overnight package delivery service to the principal office of the party entitled to notice or at such other address as the same may designate in a notice for that purpose. All notices shall be deemed to have been made upon receipt, in the case of mail, personal delivery or facsimile, or on the next business day, in the case of priority overnight package delivery service. Such notices shall be addressed and sent or delivered to the following:

IF TO TECHSCIENCE INDUSTRIES, INC.:

                           3 Rockaway Place
                           Parsippany, NJ 07054
                           Attn: James T. Woll

         WITH A COPY TO:

                           Lester Yudenfriend, Esq.
                           1133 Broadway, Suite 321
                           New York, NY 10010

IF TO PETPLANET.COM, INC.:

                           438 Boynton Avenue, Suite 100
                           Berkeley, California 94707
                           Attn: Steven E. Marder

         WITH A COPY TO:

                           Gerard S. DiFiore, Esq.
                           c/o Reed Smith Shaw & McClay LLP
                           One Riverfront Plaza
                           Newark, NJ 07102

IF TO ANY OF THE PPI SHAREHOLDERS:

                           To the PPI  Shareholder  at the  address set forth on
                           Exhibit 1

         WITH A COPY TO:

                           Gerard S. DiFiore, Esq.
                           c/o Reed Smith Shaw & McClay LLP
                           One Riverfront Plaza
                           Newark, NJ 07102

or to such other address of which a party may notify the other parties as provided above.

         31. RELEASE OF INFORMATION. In light of the nature and extent of the conditions precedent to PPI 's and TSCI's obligations hereunder, the parties hereby agree that any and all releases of public information concerning this transaction shall be made only with the mutual consent in writing of both PPI and TSCI as to form, content and kind.

         32. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which counterparts together shall constitute one and the same Agreement of the parties hereto.


               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TECHSCIENCE INDUSTRIES, INC.


By:/s/ JAMES T. WOLL
   ------------------------------------
       James T. Woll, President


PETPLANET.COM, INC.


By:/s/ STEVEN E. MARDER
   ------------------------------------
       Steven E. Marder, President


SHAREHOLDERS OF PETPLANET.COM, INC.


/s/ STEVE E. MARDER
---------------------------------------
    Steve E. Marder


/s/ RAYMOND SKIPTUNIS
---------------------------------------
    Raymond Skiptunis


/s/ PHILLIP SCHEIN
---------------------------------------
    Phillip Schein


/s/ JONATHAN BOGNER
---------------------------------------
    Jonathan Bogner

LIST OF EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit 1             Names, Addresses and Shareholdings of Each PPI Shareholder

SCHEDULES

Schedule 7(e) Outstanding options, warrants and other derivative securities of PPI
Schedule 7(j)         PPI  Audited and Unaudited Financial Statements
Schedule 7(ee)        Patent or Trademark filings
Schedule 8(j)         TSCI Audited and Unaudited Financial Statements
Schedule 9(a)         PPI  Investment letters
Schedule 9(i)         PPI  Employment Agreements

                                    EXHIBIT 1

           Names, Addresses and Shareholdings of Each PPI Shareholder

                Name, Address                     Holdings of Common Stock
                -------------                     ------------------------

              Steven E. Marder                           9,870,000
              438 Boynton Avenue
              Berkeley, CA  94707
              SSN:  ###-##-####

              Raymond Skiptunis                            250,000
              2432 Tour Edition Drive
              Las Vegas, Nevada  89014
              SSN:  ###-##-####

              Jonathan Bogner                              130,000
              2557 Bentley Avenue
              Los Angeles, CA 90064
              SSN: ###-##-####

              Phillip Schein                               320,000
              444 East 82nd Street
              New York, NY 10028
              SSN:  ###-##-####

                                  SCHEDULE 7(e)

                        OUTSTANDING OPTIONS, WARRANTS AND
                       OTHER DERIVATIVE SECURITIES OF PPI

                              COMMON STOCK OPTIONS

              Holder                                          Options
              ------                                          -------

              Kim Marder                                      400,000
              438 Boynton Avenue
              Berkeley, CA 94707
              SSN:  ###-##-####

              Phillip Schein                                   80,000
              444 East 82nd Street
              New York, NY 10028
              SSN:  ###-##-####

              Outlook Technologies, Inc.                      210,527
              7257 W. Touhy
              Suite 201
              Chicago, IL 60631
              EIN:  36-4026855

              William & Donna Perrault                          2,500
              94 Division Street
              East Greenwich, RI 02818
              SSN:  ###-##-####

              Karen Star                                        2,500
              5 Henderson Way
              Medfield, MA 02052
              SSN:  ###-##-####

              Ernie Clark                                       7,500
              3762 8th Avenue
              San Diego, CA 92103
              SSN:  ###-##-####

              Jeffrey Harris                                   77,000
              1217 Yale Street, #109
              Santa Monica, CA 90404
              SSN:  ###-##-####

              Bob Rodgers                                      50,000
              444 East 82nd Street, Apt. 1C
              New York, NY 10028
              SSN:  ###-##-####

              Mara Surrey                                      10,000
              77 Glenwood Road
              Tenafly, NJ  07670
              SSN:  ###-##-####

              David Nusspickle                                 10,000
              20 Depew Street, #4
              Nyack, NY 10960
              SSN:  ###-##-####

              Cecilia Lynch                                     2,500
              2742 Bush Street
              San Francisco, CA 94115
              SSN:  ###-##-####

              Jonathan Bogner                                  25,000
              2557 Bentley Avenue
              Los Angeles, CA  90064
              SSN:  ###-##-####

              BSC Ventures I, LLC                              15,000
              461 Second Street
              Suite 332
              San Francisco, CA 94107
              EIN:  94-3295180

                                  SCHEDULE 7(j)
                 PPI AUDITED AND UNAUDITED FINANCIAL STATEMENTS

                                 SCHEDULE 7(ee)
                           PATENT OR TRADEMARK FILINGS

Serial No. 75/129835
Mark: PETPLANET.COM
In Class 35.
Notice of Allowance issued 11/5/98, request for extension issued 11/6/98 Statement of Use filed on 3/15/99

Serial No. 75/129836
Mark: PETPLANET.COM
In classes 42 and 35.
Publication Date 11/3/98
Amendment to Allege Use filed 3/15/99

Serial No. 75/129837
Mark: PETPLANET.COM
In Class 41
Notice of Allowance issued 11/5/98, request for extension issued 11/6/98 Statement of Use filed on 3/15/99


NOTE: This schedule excludes various domain registrations.

                                  SCHEDULE 8(j)
                 TSCI AUDITED AND UNAUDITED FINANCIAL STATEMENTS

                                  SCHEDULE 9(a)
                             PPI INVESTMENT LETTERS

1.       Steven E. Marder

2.       Raymond Skiptunis

3.       Jonathan Bogner

4.       Phillip Schein

                                  SCHEDULE 9(i)
                            PPI EMPLOYMENT AGREEMENTS

1.       Steven E. Marder

2.       Jeff Harris

3.       Phillip Schein

4.       Kim Marder